Exhibit 15


November 15, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Ladies and Gentlemen:

We are aware that AlliedSignal Inc. has incorporated by reference our reports dated April 21, 1995, July 25, 1995 and October 27, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration
Statement on Form S-8 to be filed on or about November 15, 1995. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,


/s/ Price Waterhouse